1. Johnny Kidd et al lease unto Delta Producers, Inc., landowner has retained a 12.5 percent royalty interest, 73 acres more or less, recorded in Miscellaneous Book 28, Page 208, Campbell County, Tennessee Records. One well has been drilled and is waiting on completion.

2. Thomas Ray & Debra Dodson lease unto Delta Producers, Inc., landowner has retained a 12.5 percent royalty interest, three parcels, recorded in Miscellaneous Book 29, Page 61,. Campbell County, Tennessee Records. This lease is being held by production from the Unit Well known as the J.C. Bowlin Unit #1.

3. John Claiborne Bowlin etux lease unto Delta Producers, Inc., landowner has retained a 12.5 percent royalty interest, 14 acres more or less, recorded Miscellaneous Book 26, Page 730, Campbell County, Tennessee Records. This lease is being held by production.

4. Ben Parrott etux lease unto Delta Producers, Inc., landowner has retained a 12.5 percent royalty interest, recorded in Misc. Book 28, Page 154 Campbell County, Tennessee Records. This lease is being held by production.

5. Wanda Cooper lease unto Delta Producers, Inc., landowner has retained a 12.5 percent royalty interest, recorded in Misc. Book 26, Page 738, Campbell County, Tennessee Records. This lease is being held by production.

6. Mark Bowlin etux unto Delta Producers, Inc., landowner has retained a
12.5 percent royalty interest, recorded in Misc. Book 26, Page 700, Campbell County, Tennessee Records. This lease is being held by production.

7. Billy Gene Bowlin etux unto Delta Producers, Inc. of record in Misc. Book 26, Page 724, Campbell County, Tennessee Records, landowner has retained a 12.5 percent royalty interest.

8. C.H. Russell Jr. unto Delta Producers, Inc. of record in Misc. Book 27, Page 598, Campbell County, Tennessee Records, landowner has retained a 12.5 percent royalty interest.

9. Virgie Marie Douglas unto Delta Producers, Inc. of record in Misc. Book 27, Page 598, Campbell County, Tennessee Records, landowner retained a 12.5 percent royalty interest.

10. Cliff Bullock and Earl Davis unto Delta Producers, Inc. of record in Misc. Book 27, Page 584, Campbell County, Tennessee Records, landowners have retained a 12.5 percent royalty interest.

11. Carlos Jones etux unto Delta Producers, Inc., of record in Misc. Book 27, Page 586, Campbell County, Tennessee Records, landowner has retained a 12.5 percent royalty interest.

12. J. B. Gibson unto Delta Producers, Inc. of record in Misc. Book 27, Page 582, Campbell County, Tennessee Records, landowner retains a 12.5 percent royalty interest.

13. Tommy Overton unto Delta Producers, Inc. of record in Misc. Book 26, Page 734, Campbell County, Tennessee Records, landowner retains a 12.5 percent royalty interest.

14. Syl Bowlin unto Delta Producers, Inc., of record in Misc. Book 27, Page 101, Campbell county, Tennessee Records, landowner retains a 12.5 percent royalty interest.

15. Roy Bowlin unto Delta Producers, Inc., of record in Misc. Book 26, Page 716, Campbell County, Tennessee Records, landowner retains a 12.5 percent royalty interest.